Exhibit 10.1

DLJ MB IV HRH, LLC
Eleven Madison Avenue, 16th Floor
New York, New York 10010

November 22, 2006

Morgans Hotel Group
475 Tenth Avenue
New York, New York 10018
Attn:  David Smail

Re:  Financing Waiver Date

Dear Mr. Smail:

Reference is hereby made to that certain Contribution Agreement dated as of November 7, 2006 (as amended on November 20, 2006, the ”Contribution Agreement”) by and among DLJ MB IV HRH, LLC (“DLJMB”) and Morgans Hotel Group Co. (“Morgans”).  Capitalized terms used but not defined herein have the meanings given to them in the Contribution Agreement.

This letter is to confirm our agreement that, for all purposes under the Contribution Agreement, the Financing Waiver Date shall be extended from 5:00 p.m. Eastern Standard Time on Wednesday, November 22, 2006 to 5:00 p.m. Eastern Standard Time on Tuesday, November 28, 2006.

This letter supersedes any prior agreements relating to the subject matter hereof, and shall be deemed to be effective as of 4:59 pm Eastern Standard Time on Wednesday, November 22, 2006.

Please acknowledge that the foregoing conforms to Morgans’ understanding with respect to the extension of the Financing Waiver Date, by signing this letter below and returning it to DLJMB.

This letter may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute one and the same instrument.

Very truly yours,

DLJ MB IV HRH, LLC

By:	/s/ Steven Rattner
Steven Rattner

Agreed to and Acknowledged as of
November 22, 2006:

Morgans Hotel Group Co.

By:	/s/ W. Edward Scheetz

cc: Stephen G. Gellman, Esq.